Exhibit 99.1

TICC Increases Credit Facility to $180 Million

Greenwich, CT – 6/28/2007 – Technology Investment Capital Corp. (NASDAQ: TICC) announced today that it has amended its existing revolving credit facility (“Facility”), increasing it from $150 million to $180 million. Royal Bank of Canada serves as the agent for the Facility.

About Technology Investment Capital Corp.

We are a publicly-traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt and equity of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at (203) 661-9572 or visit our website at www.ticc.com.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.